FIRST AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AGREEMENT

                     This First Amendment to Amended and Restated Revolving Credit Agreement (this “Amendment”) is dated as of May 19, 2004, among Mid-America Apartment Communities, Inc. (“MAAC”), Mid-America Apartments, L.P. (“Mid-America”), the financial institutions listed on Schedule 1, as amended or supplemented from time to time (the “Lenders”), and AmSouth Bank, an Alabama banking corporation, as Administrative Agent for the Lenders, its successors and assigns (in such capacity, the “Administrative Agent”).

Recitals

                     A.     MAAC, Mid-America, certain Lenders and the Administrative Agent entered into that certain Amended and Restated Revolving Credit Agreement dated as of July 17, 2003 (as it may be amended further from time to time, the “Agreement”).  Unless otherwise defined in this Amendment, capitalized terms shall have the meaning assigned to them in the Agreement.

                     B.     The Borrowers have requested that the Agreement be amended to extend the Maturity Date defined in the Agreement and to amend certain other terms.

                     C.     The parties to the Agreement desire to execute this Amendment to  evidence the extension of the Maturity Date and the modification of certain other provisions set forth in the Agreement.

Agreement

                     NOW, THEREFORE, in consideration of the above Recitals, the parties hereby agree as follows:

          1.         The definition of “Advance Rate” set forth in Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Advance Rate shall mean for Mortgaged Properties:  (a) the amount shown as the Advance Rate on Schedule 2 for the Initial Properties from the date hereof until the first quarterly determination of Fair Market Value, which shall occur on June 30, 2004; (b) subject to subclauses (d) and (e) herein, 65% of Fair Market Value for a Stabilized Property (including the Initial Properties after the first quarterly determination of Fair Market Value); (c) subject to adjustment as provided in Section 1.16(c), 40% of the Project Budget to the extent of Work Completed for a Development Project; (d) for the period commencing on the date a Development Project is converted to a Stabilized Property in accordance with Section 3.5(b), until the next succeeding quarterly determination of Fair Market Value, 65% of the appraised value of the subject Development Project, as reflected in the appraisal ordered and approved by the Administrative Agent; and (e) for the period commencing on the date a Stabilized Property is added to the Borrowing Base and continuing thereafter through a full calendar quarter, 65% of the 1900-3958 Mid-America 1st Amendment to Amended and Restated Credit Agreement  appraised value of the subject Stabilized Property, as reflected in the appraisal ordered and approved by the Administrative Agent.

          2.      The definition of “Fair Market Value” set forth in Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Fair Market Value shall be determined quarterly, on a “Net Operating Income” basis, not later than the twenty-second (22nd) day of each calendar quarter, but as of the last day of the immediately preceding calendar quarter, from the Effective Date until the Termination Date of the Loans, by dividing the prior calendar quarter's annualized Adjusted NOI of each Stabilized Property subject to a Mortgage by 9% (with the exception of the Stabilized Properties known as Reserve at Dexter Phase I, Phase II and Phase III, for which the cap rate/denominator shall be 8.75%).

          3.      The definition of “Maturity Date” set forth in Section 11.1 of the Agreement is hereby amended by replacing the date “May 24, 2005” with the date “May 24, 2006.”

          4.      Section 6.7 of the Agreement, Dividend Payout, is hereby deleted in its entirety and replaced with the following:

          6.7.   Dividend Payout

Make a dividend payment (including both common stock dividends and preferred stock dividends) which is greater than ninety percent (90%) of Funds from Operations or that would otherwise violate the United States federal tax laws governing the qualifications of real estate investment trusts.  As used herein, “Funds from Operations” shall mean consolidated net income of MAAC, including minority interest (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring, sales of property, impairment charges, or charges related to the adjustment to the value of assumed debt, plus real property depreciation and goodwill amortization, before extraordinary or unusual items, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds from Operations on the same basis.  Upon written pre-approval of the Administrative Agent, exceptions may be made where the Board of Directors of MAAC determines, in good faith, that a special dividend must be paid to avoid taxes due to excess gains from the sale of Property.  In determining compliance with the dividend payout ratio set forth herein, the amount of dividends paid and Funds from Operations shall be calculated on a rolling 12-month period.

          5.      Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with the Schedule 2 attached hereto.

          6.      Schedule 5 of the Agreement is hereby revised by amending the notice address for the Agent to show the 15th floor, instead of the 9th floor.

          7.      Exhibit F of the Agreement is hereby deleted in its entirety and replaced with the Exhibit F attached hereto.

          8.      In consideration of this Amendment, the Borrowers shall pay to the Lenders on the date hereof an extension fee equal to 17.5 basis points of the Aggregate Commitment ($70,000.00). An additional extension fee shall be payable by the Borrowers to the Administrative Agent on the date hereof pursuant to a separate agreement between the Administrative Agent and the Borrowers.

          9.      This Amendment shall not be effective until the following conditions have been fulfilled:

a.	The Administrative Agent has received a fully executed original of this Amendment;

b.	The fees required herein have been received by the Administrative Agent;

c	The Administrative Agent has received appropriate resolutions of the Borrowers authorizing the transactions contemplated herein;

d.	The Administrative Agent has received an opinion of counsel to each of the Borrowers, which opinion shall be satisfactory to the Administrative Agent in all respects; and

e.	The Administrative Agent has received evidence of the payment of 2003 ad valorem taxes for each Mortgaged Property.

                    Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

                    Each Borrower represents and warrants that no Event of Default has occurred and is continuing under the Agreement, nor does any event that upon notice or lapse of time or both would constitute such an Event of Default exist.

                    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

Signature page to
First Amendment to Amended and Restated Revolving Credit Agreement

MID-AMERICA APARTMENT COMMUNITIES, INC.

By______________________________________________________________ Name: Al Campbell Title: Senior Vice President and Treasurer

Signature page to
First Amendment to Amended and Restated Revolving Credit Agreement

MID-AMERICA APARTMENTS, L.P.

By Mid-America Apartment Communities, Inc. Its Sole General Partner

By______________________________________________________________ Name: Al Campbell Title: Senior Vice President and Treasurer

Signature page to
First Amendment to Amended and Restated Revolving Credit Agreement

AMSOUTH BANK, in its individual capacity as Lender and as Administrative Agent

By:___________________________________________________ Name: Lawrence Clark Title: Vice President

Signature page to
First Amendment to Amended and Restated Revolving Credit Agreement

FIRST TENNESSEE BANK, N.A.

By:___________________________________________________ Name:________________________________________________ Title:_________________________________________________

SCHEDULE 2

[Current List of Properties]

Property		Advance Rate	Availability as of the date hereof

I.	Stabilized Properties:

1.	Sterling Ridge (GA)	65%	$5,266,603
2.	Reserve at Dexter Phases I, II, & III (TN)	65%	$24,019,914
3.	Fountain Lake Apartments (GA)	65%	$3,578,727
5.	Whispering Pines Phases I & II (GA)	65%	$5,028,277

II.	Development Projects:

None